SCHEDULE A
                            DATED DECEMBER 15, 2014
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                           DATED MAY 1, 2014 BETWEEN
                           CORNERSTONE ADVISORS INC.
                                      AND
                         CLARIVEST ASSET MANAGEMENT LLC

Each Fund will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

FUND                                                            RATE
--------------------------------------------------------------------------------
Public Alternatives Fund                                        [redacted]
Global Public Equity Fund                                       [redacted]



                                                  CORNERSTONE ADVISORS INC.

                                                  BY: /s/ Bruce Duff
                                                      --------------
                                                  NAME: Bruce Duff
                                                  TITLE: COO





                                                  CLARIVEST ASSET MANAGEMENT LLC

                                                  BY: /s/ Tiffany A. Ayres
                                                  --------------------

                                                  NAME:  Tiffany A. Ayres
                                                  TITLE: General Counsel, CCO